AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement") dated as of December 9, 2011, by and among:  (i)
OLD MUTUAL FUNDS I, a Delaware statutory trust ("Acquired
Trust"), on behalf of each of the series reflected below in
the table contained in Recital A (each an "Acquired Fund");
and (ii) TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust ("Acquiring Trust"), on behalf of each of the series reflected below in the table contained in Recital A (each an "Acquiring
Fund") (collectively, the "Parties" and each, a "Party"). Old
Mutual Capital, Inc., a Delaware corporation ("Old Mutual
Capital"), joins this Agreement solely for purposes of
paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14 and Article
VII; Touchstone Advisors, Inc., an Ohio corporation
("Touchstone"), joins this Agreement solely for purposes of
paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14 and Article
VII.  Capitalized terms not otherwise defined herein shall
have the meaning set forth in Article XI hereof.
RECITALS:
      A.	The following chart shows (i) each Acquired Fund and
its classes of shares and (ii) the corresponding Acquiring
Fund with its classes of shares:


Acquired Fund, each a series       Acquiring Fund, each a series
Old Mutual Funds I               of Touchstone Strategic Trust

Old Mutual Analytic Fund      Touchstone Dynamic Equity Fund
   Class A                           Class A
   Class C                           Class C
   Class Z                           Class Y
   Institutional Class               Institutional Class

Old Mutual Asset Allocation    Touchstone Balanced Allocation
                               Fund
Balanced Portfolio
   Class A                        Class A
   Class C                        Class C
   Class Z                        Class Y
   Institutional Class      Institutional Class

Old Mutual Asset Allocation   Touchstone Conservative
Conservative Portfolio          Allocation Fund
   Class A                         Class A
   Class C                         Class C
   Class Z                         Class Y
   Institutional Class       Institutional Class

Old Mutual Asset Allocation    Touchstone Growth Allocation
Growth Portfolio                  Fund
   Class A                         Class A
   Class C                        Class C
   Class Z                        Class Y
   Institutional Class           Institutional Class


Old Mutual Asset Allocation      Touchstone Moderate Growth
Moderate Growth Portfolio           Allocation Fund
   Class A                             Class A
   Class C                             Class C
   Class Z                             Class Y
   Institutional Class            Institutional Class

Acquired Fund, Each a series    Acquired Fund, each a series of
Of Mutual Funds I                 Touchstone Strategic Trust

Old Mutual International      Touchstone International
Equity Fund                         Equity Fund
   Class A                           Class A
   Class Z                           Class Y
   Institutional Class           Institutional Class

Old Mutual Copper Rock   Touchstone Emerging Growth
Emerging Growth Fund                 Fund
   Class A                      Class A
   Class Z                      Class Y
   Institutional Class      Institutional Class


      B.	Each Acquired Fund and each Acquiring Fund are each
a separate series of an open-end, registered investment
company of the management type.
      C.	Each Acquired Fund and each Acquiring Fund are each
authorized to issue shares of beneficial interest.
      D.	The Parties intend this Agreement to be, and adopt
it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
      E.	Each reorganization shall consist of:  (1) all of
the Fund Assets (as defined below) of an Acquired Fund will be transferred to the corresponding Acquiring Fund in exchange for the corresponding class of the Acquiring Fund as set forth on Exhibit A to this Agreement (each, a "Corresponding Class")
and the assumption by the corresponding Acquiring Fund of all of the Acquired Fund's Liabilities (as defined below), and (2) Corresponding Class shares of the corresponding Acquiring Fund of equal value to the net assets of the Acquired Fund being acquired will be distributed to holders of shares of the
Acquired Fund in the manner set forth in Exhibit A of this Agreement, in complete liquidation and termination of the
Acquired Fund, all upon the terms and conditions set forth in this Agreement (each a "Reorganization").
      F.	The Board of Trustees of the Acquired Trust (the
"Old Mutual Board"), including a majority of trustees who are not "interested persons" (as defined in Section 2(a)(19) of
the Investment Company Act of 1940, as amended (the "1940
Act")) ("Independent Trustees") of the Acquired Trust, has determined with respect to each Acquired Fund that:
(1) participation in the Reorganization is in the best
interests of the Acquired Fund and its shareholders, and (2)
the value of the interests of existing shareholders of the
Acquired Fund will not be diluted as a result of its effecting the Reorganization.
      G.	The Board of Trustees of the Acquiring Trust (the
"Touchstone Board"), including a majority of Independent
Trustees of the Acquiring Trust, has determined with respect to each Acquiring Fund that: (1) participation in the Reorganization is in the best interests of the Acquiring Fund and its shareholders, if any, and (2) the value of the
interests of existing shareholders, if any, of the Acquiring
Fund will not be diluted as a result of its effecting the
Reorganization.
      H.	The consummation of any Reorganization shall not be
contingent on the consummation of any other Reorganization and it is the intention of the parties hereto that each
Reorganization described herein shall be conducted separately of the others.
      I.	For convenience, the balance of this Agreement
refers only to a single Reorganization, one Acquired Fund and one Acquiring Fund, but the terms and conditions hereof shall apply separately to each Reorganization and the Acquired Fund and Acquiring Fund participating therein.

AGREEMENT:
      NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, and Old Mutual Capital and Touchstone to the extent indicated above, intending to be legally bound hereby, agree as follows:

ARTICLE I
THE REORGANIZATION
      1.1	The Reorganization.  In accordance with the
Agreement and Declaration of Trust and the Amended and
Restated By-laws, as they may be amended from time to time, of the Acquired Trust (the "Old Mutual Governing Documents"), at
the Effective Time (as defined below), upon the terms and
subject to the conditions of this Agreement, and on the basis of the representations and warranties contained herein, the Acquired Fund shall assign, deliver and otherwise transfer all
Fund Assets, subject to all of the liabilities of the Acquired
Fund (the "Liabilities"), to the Acquiring Fund, and the
Acquiring Fund shall assume all of the Liabilities of the
Acquired Fund.  In consideration of the foregoing, the
Acquiring Fund, at the Effective Time shall deliver to the
Acquired Fund full and fractional (to the third decimal place) shares of the Acquiring Fund. The aggregate number of shares of the Acquiring Fund shall be determined as set forth in
paragraph 2.3 by dividing (a) the value of the Fund Assets attributable to the Acquired Fund, net of the Acquired Fund's Liabilities (computed as of the Valuation Time (as defined below) in the manner set forth in paragraph 2.1), by (b) the net asset value of one share of the corresponding class of the Acquiring Fund shares (computed as of the Valuation Time in the manner set forth in paragraph 2.2).  Holders of each class of shares of the Acquired Fund will receive shares of the Corresponding Class, as set forth in Section E of the Recitals and Exhibit A to this Agreement, of the Acquiring Fund, as set forth in Section A of the Recitals. At and after the Effective Time, all of the Fund Assets of the Acquired Fund shall become and be included in the Fund Assets of the Acquiring Fund and the Liabilities of the Acquired Fund shall become and be the Liabilities of and shall attach to the Acquiring Fund. At and after the Effective Time, the Liabilities of the Acquired Fund
may be enforced only against the Acquiring Fund to the same
extent as if such Liabilities had been incurred by the
Acquiring Fund subject to any defense and/or set off that the Acquired Fund was entitled to assert immediately prior to the Effective Time and further subject to any defense and/or setoff that the Acquiring Trust or the Acquiring Fund may from time to time be entitled to assert.
      1.2	The Acquired Fund Assets.
            (a)	At least ten Business Days prior to the
Valuation Time, the Acquired Fund will provide the
Acquiring Fund with a schedule of the securities and
other assets and Liabilities of the Acquired Fund.
Prior to the execution of this Agreement, the Acquiring
Fund has provided the Acquired Fund with a copy of its
current investment objective, investment policies,
principal investment strategies, and restrictions and
will provide the Acquired Fund with a written notice of
any changes thereto through the Valuation Time.  The
Acquired Fund reserves the right to sell any of the
securities or other assets shown on the schedule it
provides to the Acquiring Fund pursuant to this
paragraph 1.2(a) in the ordinary course as necessary to
meet distribution and redemption requirements prior to
the Valuation Time but will not, without the prior
approval of the Acquiring Fund, acquire any additional
securities other than securities which the Acquiring
Fund may purchase in accordance with its stated
investment objective and policies.
            (b)	At least five Business Days prior to the
Valuation Time, the Acquiring Fund will advise the
Acquired Fund of any investments of the Acquired Fund
shown on the Acquired Fund's schedule provided pursuant
to paragraph 1.2(a) which the Acquiring Fund would not
be permitted to hold (i) under its investment objective,
principal investment strategies or investment
restrictions; (ii) under applicable Law; or (iii)
because the transfer of such investments would result in
material operational or administrative difficulties to
the Acquiring Fund in connection with facilitating the
orderly transition of the Acquired Fund's Fund Assets.
Under such circumstances, to the extent practicable, the
Acquired Fund will, if requested by the Acquiring Fund
and, to the extent permissible and consistent with its
own investment objectives and policies and the fiduciary
duties of the investment adviser or sub-adviser
responsible for the portfolio management of the Acquired
Fund, dispose of such investments prior to the Valuation
Time.  Notwithstanding the foregoing, nothing herein
will require the Acquired Fund to dispose of any
portfolio securities or other investments of the
Acquired Fund, if, in the reasonable judgment of the Old
Mutual Board or the Acquired Fund's investment adviser
or sub-adviser, such disposition would adversely affect
the tax-free nature of the Reorganization for federal
income tax purposes or would otherwise not be in the
best interests of the Acquired Fund and its
shareholders.
      1.3	Assumption of Liabilities.  The Acquired Fund will,
to the extent permissible and consistent with its own
investment objectives and policies, use its best efforts to discharge all of the Liabilities of the Acquired Fund prior to or at the Effective Time.  The Acquiring Fund will assume all of the Liabilities of the Acquired Fund.
      1.4	Distribution of Acquiring Fund Shares.  Immediately
upon receipt, the Acquired Fund will distribute the
Corresponding Class shares of the Acquiring Fund received by the Acquired Fund from the Acquiring Fund pursuant to
paragraph 1.1 pro rata to the record holders of shares of the Acquired Fund. Such distribution will be accomplished by transferring the Acquiring Fund Shares then credited to the Acquired Fund's account on the Books and Records of the
Acquiring Fund to open accounts on the Books and Records of
the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of record holders of the Acquired Fund and representing the respective pro rata number of the Acquiring Fund Shares due to such record holder.  All issued and outstanding shares of the Acquired Fund will,
without further notice, be cancelled promptly by the Acquired
Fund on the Acquired Fund's Books and Records.  Any such
shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring
Fund Shares issued to the Acquired Fund in accordance with paragraph 1.1 above. In addition, each record holder of the Acquired Fund shall have the right to receive any unpaid dividends or other distributions which were declared with
respect to his/her or its shares of the Acquired Fund at or
before the Valuation Time.
      1.5	Liquidation of the Acquired Fund.  As soon as
conveniently practicable after the distribution of the
Acquiring Fund Shares pursuant to paragraph 1.4 has been made, the Acquired Fund shall take, in accordance with Delaware law, the 1940 Act and the Old Mutual Governing Documents, all such other steps as may be necessary or appropriate to effect a
complete liquidation and termination of the Acquired Fund.
      1.6	Transfer Taxes.  Any transfer taxes payable on
issuance of the Acquiring Fund Shares in a name other than that of the record holder of the Acquired Fund shares on the Acquired Fund's Books and Records shall be paid by the Person to whom such Acquiring Fund Shares are issued and transferred, as a condition of that transfer.
ARTICLE II

VALUATION
      2.1	Net Asset Value of the Acquired Fund.  The net asset
value of a share of each class of the Acquired Fund shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and
statement of additional information of the Acquired Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.
      2.2	Net Asset Value of the Acquiring Fund.  The net
asset value per share of each Corresponding Class of the
Acquiring Fund shall be the net asset value per share of the Corresponding Class of the Acquired Fund as of the Valuation
Time.  The net asset value of the Acquiring Fund and the
Acquired Fund will be determined by using the valuation
procedures described in the then-current prospectus and
statement of additional information of the Acquired Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.
      2.3	Calculation of Number of Acquiring Fund Shares.  The
number of Acquiring Fund Shares to be issued (including
fractional shares (to the third decimal place), if any) in connection with the Reorganization shall be the number of outstanding Acquired Fund Shares as of the Valuation Time.
      2.4	Determination of Net Asset Value.  All computations
of net asset value and the value of securities transferred
under this Article II shall be made by BNY Mellon Investment Servicing (U.S.) Inc. ("BNY Mellon"), sub-administrator for the Acquired Fund, in accordance with its regular practice and the requirements of the 1940 Act.
      2.5	Valuation Time.  "Valuation Time" shall mean 4:00 PM
Eastern Time of the Business Day preceding the Effective Time.

ARTICLE III
EFFECTIVE TIME AND CLOSING
      3.1	Effective Time and Closing.  Subject to the terms
and conditions set forth herein, the Reorganization shall
occur immediately prior to the opening of business on April
16, 2012, or on such other date as may be mutually agreed in writing by an authorized officer of each Party (the "Effective Time"). To the extent any Fund Assets are, for any reason, not transferred at the Effective Time, the Acquired Fund shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practical date thereafter. The closing of the Reorganization shall be held in person, by facsimile, by e-mail or by such other communication means as may be mutually agreed by the Parties, at the Effective Time
(the "Closing").
      3.2	Transfer and Delivery of Fund Assets.  The Acquired
Fund shall direct The Bank of New York Mellon ("Acquired Fund Custodian"), as custodian for the Acquired Fund, to deliver to the Acquiring Fund at the Closing, or promptly thereafter, consistent with commercially reasonable standards, a certificate of an authorized officer certifying that: (a)
Acquired Fund Custodian delivered the Fund Assets of the
Acquired Fund to the Acquiring Fund at the Effective Time; and
(b) all necessary taxes in connection with the delivery of
such Fund Assets, including all applicable foreign, federal
and state stock transfer stamps and any other stamp duty
taxes, if any, have been paid or provision (as reasonably estimated) for payment has been made.
      3.3	Acquiring Fund Share Records. The Acquiring Fund
shall deliver to an officer of the Acquired Trust at the
Closing a confirmation evidencing that:  (a) the appropriate number of Acquiring Fund Shares have been credited to the
account of the Acquired Fund on the Books and Records of the Acquired Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4, and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of record holders of the Acquired Fund shares on the Books and
Records of the Acquiring Fund pursuant to paragraph 1.4.
      3.4	Postponement of Valuation Time and Effective Time.
If immediately prior to the Valuation Time: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund is closed to trading, or trading thereupon is restricted, or (b) trading or the reporting of trading on such market is disrupted so that, in the judgment of an appropriate officer of the Acquired Fund or the Acquiring Fund, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Time and Effective Time shall be postponed until the first Business Day that is a Friday after the day when trading shall have been fully resumed and reporting shall have been restored or such later date as may be mutually agreed in writing by an authorized officer of each Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
      4.1	Representations and Warranties of the Acquired
Trust. The Acquired Trust, on behalf of the Acquired Fund, hereby represents and warrants to the Acquiring Trust, on behalf of the Acquiring Fund, as follows, which
representations and warranties shall be true and correct on
the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:
            (a)	The Acquired Trust is a statutory trust
duly organized, validly existing and in good standing
under the Laws of the State of Delaware and is duly
qualified, licensed or admitted to do business and is in
good standing as a foreign association under the Laws of
each jurisdiction in which the nature of the business
conducted by it makes such qualification, licensing or
admission necessary, except in such jurisdictions where
the failure to be so qualified, licensed or admitted and
in good standing would not, individually or in the
aggregate, have a Material Adverse Effect on its
properties or assets or the properties or assets of the
Acquired Fund.  The Acquired Fund has full power under
the Old Mutual Governing Documents to conduct its
business as it is now being conducted and to own the
properties and assets it now owns.  The Acquired Fund
has all necessary authorizations, licenses and approvals
from any applicable Governmental or Regulatory Body
necessary to carry on its business as such business is
now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a
Material Adverse Effect on the Acquired Fund.
            (b)	The execution, delivery and performance of
this Agreement by the Acquired Fund and the consummation
of the transactions contemplated herein will have been
duly and validly authorized by the Old Mutual Board, and
the Old Mutual Board has approved the Reorganization and
has resolved to recommend the Reorganization to the
shareholders of the Acquired Fund and to call a meeting
of shareholders of the Acquired Fund for the purpose of
approving this Agreement and the Reorganization
contemplated hereby.  Other than the approval by the
requisite vote of the shareholders of the outstanding
shares of the Acquired Fund in accordance with the
provisions of the Old Mutual Governing Documents,
applicable Delaware Law and the 1940 Act, no other
action on the part of the Acquired Fund or its
shareholders is necessary to authorize the execution,
delivery and performance of this Agreement by the
Acquired Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Acquired Trust on
behalf of the Acquired Fund and assuming due
authorization, execution and delivery hereof by the
Acquiring Trust on behalf of the Acquiring Fund, is a
legal, valid and binding obligation of the Acquired
Trust, as it relates to the Acquired Fund, enforceable
in accordance with its terms (subject to applicable
bankruptcy, insolvency, reorganization, moratorium and
other Laws relating to or affecting creditors' rights,
to general equity principles and to any limitations on
indemnity as may be required under federal and state
securities Laws).
            (c)	The authorized capital of the Acquired
Fund consists of an unlimited number of shares of
beneficial interest with a par value of $0.001 per
share.  Each share represents a fractional undivided
interest in the Acquired Fund.  The issued and
outstanding shares of the Acquired Fund are duly
authorized, validly issued, fully paid and non-
assessable.  There are no outstanding options, warrants
or other rights of any kind to acquire from the Acquired
Fund any shares of any series or equity interests of the
Acquired Fund or securities convertible into or
exchangeable for, or which otherwise confer on the
holder thereof any right to acquire, any such additional
shares, nor is the Acquired Fund committed to issue any
share appreciation or similar rights or options,
warrants, rights or securities in connection with any
series of shares. The Acquired Fund has no share
certificates outstanding.
            (d)	The Acquired Fund has no subsidiaries.
            (e)	Except for consents, approvals, or waivers
to be received prior to the Effective Time, including
shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement (as defined below), the execution, delivery and performance of this
Agreement by the Acquired Trust on behalf of the
Acquired Fund does not, and the consummation of the
transactions contemplated herein will not:  (i) violate
or conflict with the terms, conditions or provisions of
the Old Mutual Governing Documents, or of any material
contract, agreement, indenture, instrument, or other
undertaking to which the Acquired Trust is a party or by
which the Acquired Trust or the Acquired Fund is bound,
(ii) result in the acceleration of any obligation, or
the imposition of any penalty, under any material
agreement, indenture, instrument, contract, lease or
other undertaking to which the Acquired Trust is a party
or by which the Acquired Trust or the Acquired Fund is
bound, (iii) result in a breach or violation by the
Acquired Trust or the Acquired Fund of any terms,
conditions, or provisions of any Law or Order, or (iv)
require any consent or approval of, filing with or
notice to, any Governmental or Regulatory Body other
than such documents as are necessary to terminate the
Acquired Funds as a series of a Delaware statutory
trust.
            (f)	(i) 	Prior to the execution of this
Agreement, the Acquired Fund has delivered to the
Acquiring Trust true and complete copies of the Acquired
Fund's audited statements of assets and liabilities of
as of July 31, 2011, or a later date if available prior
to the date hereof, and the related audited schedules of investments, statements of income and changes in net assets and financial highlights for the periods then
ended.
                  (ii)	Except as set forth in the notes thereto,
all such financial statements were prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the
Acquired Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.
                  (iii)	To the best of the Acquired Fund's
Knowledge, except as reflected or reserved against in the statement of assets and liabilities included in the Acquired Fund's audited financial statements as of July 31, 2011, or in the notes thereto, or as previously disclosed in writing to the Acquiring Trust, there are no liabilities against,
relating to or affecting the Acquired Fund, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Fund. In particular, since July 31, 2011 to the best of the Acquired Fund's Knowledge and except as disclosed in writing to the Acquiring Trust, there has not been any change in the financial condition, properties, assets, liabilities or
business of the Acquired Fund that would have a Material
Adverse Effect on the Acquired Fund or its properties or
assets other than changes occurring in the ordinary course of business.
            (g)	As of the date hereof, except as
previously disclosed to the Acquiring Fund in writing,
and except as have been corrected as required by
applicable Law, and to the best of the Acquired Fund's
Knowledge, there have been no material miscalculations
of the net asset value of the Acquired Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquired
Fund or its properties or assets, and all such
calculations have been made in accordance with the
applicable provisions of the 1940 Act.
            (h)	The minute books and other similar records
of the Acquired Trust as made available to the Acquiring
Trust prior to the execution of this Agreement contain a
true and complete record in all material respects of all
material action taken at all meetings and by all written
consents in lieu of meetings of the shareholders of the
Acquired Fund, the Old Mutual Board and committees of
the Old Mutual Board.  The stock transfer ledgers and
other similar records of the Acquired Fund as made
available to the Acquiring Trust prior to the execution
of this Agreement accurately reflect all record
transfers prior to the execution of this Agreement in
the shares of the Acquired Fund.
            (i)	The Acquired Fund has maintained, or
caused to be maintained on its behalf, in all material
respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.
            (j)	Except as set forth in writing to the
Acquiring Fund, there is no Action or Proceeding pending
against the Acquired Fund or, to the best of the
Acquired Fund's Knowledge, threatened against, relating
to or affecting, the Acquired Trust or the Acquired
Fund.
            (k)	No agent, broker, finder or investment or
commercial banker, or other Person or firm engaged by or
acting on behalf of the Acquired Trust or the Acquired
Fund in connection with the negotiation, execution or
performance of this Agreement or any other agreement
contemplated hereby, or the consummation of the
transactions contemplated hereby, is or will be entitled
to any broker's or finder's or similar fees or other
commissions as a result of the consummation of such
transactions.
            (l)	The Acquired Trust is registered with the
SEC as an open-end management investment company under
the 1940 Act, and its registration with the SEC as such
an investment company is in full force and effect and
the Acquired Fund is a separate series of the Acquired
Trust duly designated in accordance with applicable
provisions of the Old Mutual Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations.
            (m)	With respect to periods on or after
December 31, 2005, all federal and other tax returns and
reports of the Acquired Fund and, with respect to
periods prior to December 31, 2005, to the Knowledge of
the Acquired Fund all federal and other tax returns and
reports of the Acquired Fund, required by Law to have
been filed were timely filed (giving effect to
extensions) and are or were true, correct and complete
in all material respects as of the time of their filing.
With respect to periods on or after December 31, 2005,
all known taxes of the Acquired Fund which are due and
payable (whether or not shown on any tax return) and,
with respect to periods prior to December 31, 2005, to
the Knowledge of the Acquired Fund all taxes of the
Acquired Fund which are or were due and payable (whether
or not shown on any tax return), have been timely paid
in full or provision has been made for payment thereof.
The Acquired Fund is not liable for taxes of any person
other than itself and is not a party to or otherwise
bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement. With respect to periods on or after December 31, 2005, all of the
Acquired Fund's tax liabilities and, with respect to
periods prior to December 31, 2005, to the Knowledge of
the Acquired Fund the Acquired Fund's tax liabilities,
shall have been adequately provided for on its Books and
Records in respect of all periods ended on or before the
date of such Books and Records.  With respect to periods
on or after December 31, 2005, the Acquired Fund has not
and, with respect to periods prior to December 31, 2005,
to the Knowledge of the Acquired Fund the Acquired Fund
has not, had any tax deficiency or liability asserted
against it or question with respect thereto raised, and
no dispute, audit, investigation, proceeding or claim
concerning any tax liabilities of the Acquired Fund has
been raised by the Internal Revenue Service or by any
other governmental authority in writing, and to the
Acquired Fund's Knowledge, no such dispute, audit,
investigation, proceeding or claim is pending, being
conducted or claimed.
            (n)	The Acquired Fund has met the requirements
of Subchapter M of the Code for qualification and
treatment as a "regulated investment company" within the
meaning of Sections 851 et seq. of the Code in respect
of each taxable year since the commencement of
operations, and shall continue to meet such requirements
at all times through the Effective Time.  The Acquired
Fund has not at any time since its inception been liable
for and is not now liable for any material income or
excise tax pursuant to Section 852 or 4982 of the Code.
The Acquired Fund has no other tax liability (foreign,
state, local), except as accrued on the Acquired Fund's
Books and Records.  The Acquired Fund has no earnings
and profits accumulated with respect to any taxable year
in which the provisions of Subchapter M of the Code did
not apply.
            (o)	The Acquired Fund is not under the
jurisdiction of a court in a "Title 11 or similar case"
(within the meaning of Section 368(a)(3)(A) of the
Code).
            (p)	Except as otherwise disclosed in writing
to the Acquiring Fund, the Acquired Fund is in
compliance in all material respects with the Code and
applicable regulations promulgated under the Code
pertaining to the reporting of dividends and other
distributions on and redemptions of its capital stock
and has withheld in respect of dividends and other
distributions and paid to the proper taxing authority
all taxes required to be withheld, and is not liable for
any penalties which could be imposed thereunder.
            (q)	The Acquired Fund has not granted any
waiver, extension or comparable consent regarding the
application of the statute of limitations with respect
to any taxes or tax return that is outstanding, nor has
any request for such waiver or consent been made.
            (r)	The Acquired Fund does not own any
"converted property" (as that term is defined in
Treasury Regulation Section 1.337(d)-7(a)(1)) that is
subject to the rules of Section 1374 of the Code as a
consequence of the application of Section 337(d)(1) of
the Code and Treasury Regulations thereunder.
            (s)	Except as otherwise disclosed to the
Acquiring Fund, the Acquired Fund has not previously
been a party to a tax-free reorganization under the Code
within the preceding twelve months.
            (t)	The Acquired Fund has not received written
notification from any tax authority that asserts a
position contrary to any of the above representations.
            (u)	All issued and outstanding shares of the
Acquired Fund have been offered and sold by the Acquired
Fund in compliance in all material respects with
applicable registration requirements of the 1933 Act and
state securities Laws, are registered under the 1933 Act
and under the Laws of all jurisdictions in which
registration is or was required, except as may have been previously disclosed to the Acquiring Fund in writing.
Such registrations are, in all material respects,
complete, current and have been continuously effective,
and all fees required to be paid have been paid.  The
Acquired Fund is not subject to any "stop order" and is,
and was, fully qualified to sell its shares in each
jurisdiction in which such shares are being, or were,
registered and sold.
            (v)	The current prospectus and statement of
additional information of the Acquired Fund, including
amendments and supplements thereto, and each prospectus
and statement of additional information of the Acquired
Fund used at all times during the past three years prior
to the date of this Agreement conform, or conformed at
the time of its or their use, in all material respects
to the applicable requirements of the 1933 Act and the
1940 Act and the rules and regulations of the SEC
thereunder, and do not, or did not, as of their dates of distribution to the public, include any untrue statement of a material fact or omit to state any material fact
required to be stated therein or necessary to make the
statements therein, in light of the circumstances under
which they were made, not materially misleading.  The
Acquired Fund currently complies in all material
respects with all investment objectives, policies,
guidelines and restrictions and any compliance
procedures established by the Acquired Fund.
            (w)	The combined proxy statement and
prospectus and statement of additional information
(collectively, the "Proxy Statement/Prospectus") to be
included in the Acquiring Trust's registration statement
on Form N-14 (the "Registration Statement") and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or
supplement thereto insofar as they relate to the
Acquired Trust or the Acquired Fund, each comply or will
comply in all material respects with the applicable
requirements of the 1933 Act, 1934 Act and the 1940 Act
and the applicable rules and regulations of the SEC
thereunder on the effective date of such Registration
Statement.  Each of the Proxy Statement/Prospectus,
Registration Statement and the documents incorporated
therein by reference and any amendment or supplement
thereto, insofar as it relates to the Acquired Trust or
the Acquired Fund, does not contain any untrue statement
of a material fact or omit to state a material fact
necessary in order to make the statements therein, in
light of the circumstances under which they were made,
not materially misleading on the effective date of such Registration Statement; provided, however, that the
Acquired Trust makes no representations or warranties as
to the information contained in the Proxy
Statement/Prospectus, Registration Statement and the
documents incorporated therein by reference and any
amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquiring
Trust or the Acquiring Fund, including information
furnished by the Acquiring Trust to the Acquired Fund specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the
documents incorporated therein by reference and any
amendment or supplement thereto or otherwise publicly
available on the Acquiring Trust's website or the SEC's
public disclosure system.
            (x)	Except as previously disclosed in writing
to the Acquiring Trust, at the Effective Time, the
Acquired Fund will have good and marketable title to the
Fund Assets and full right, power, and authority to
sell, assign, transfer and, upon delivery and payment
for the Fund Assets, deliver such Fund Assets, free and
clear of all liens, mortgages, pledges, encumbrances,
charges, claims and equities, and subject to no
restrictions on the subsequent transfer thereof (other
than any Fund Assets consisting of restricted
securities) or as otherwise disclosed to the Acquiring
Trust at least fifteen Business Days prior to the
Effective Time, provided that the Acquiring Fund will
acquire Fund Assets that are segregated or pledged as
collateral for the Acquired Fund's short sale and
derivative positions (if any), including without
limitation, as collateral for swap positions and as
margin for futures positions, subject to such
segregation and liens that apply to such Fund Assets.
            (y)	The Acquired Trust has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act.
            (z)	Except as disclosed in writing to the
Acquiring Fund, to the best of the Acquired Fund's
Knowledge, no events have occurred and no issues,
conditions or facts have arisen which either
individually or in the aggregate have had a Material
Adverse Effect on the Acquired Fund or its properties or
assets other than changes occurring in the ordinary
course of business.
      4.2	Representations and Warranties of the Acquiring
Trust. The Acquiring Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Acquired Fund as follows, which representations and warranties shall be true
and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:
            (a)	The Acquiring Trust is a business trust
duly organized, validly existing and in good standing
under the Laws of the Commonwealth of Massachusetts and
is duly qualified, licensed or admitted to do business
and is in good standing as a foreign association under
the Laws of each jurisdiction in which the nature of the
business conducted by it makes such qualification,
licensing or admission necessary, except in such
jurisdictions where the failure to be so qualified,
licensed or admitted and in good standing would not,
individually or in the aggregate, have a Material
Adverse Effect on its properties or assets or the
properties or assets of the Acquiring Fund.  The
Acquiring Fund has full power under the Acquiring
Trust's Restated Agreement and Declaration of Trust, as
amended from time to time, and By-laws ("Touchstone
Governing Documents") to conduct its business as it is
now being conducted and to own properties and assets for
itself.  The Acquiring Fund will prior to the Effective
Time have all necessary authorizations, licenses and
approvals from any applicable Governmental or Regulatory
Body necessary to carry on its business.
            (b)	The execution, delivery and performance of
this Agreement by the Acquiring Trust on behalf of the
Acquiring Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the Touchstone Board and the Touchstone
Board has approved the Reorganization.  No action on the
part of the shareholders of the Acquiring Fund is
necessary to authorize the execution, delivery and
performance of this Agreement by the Acquiring Trust on
behalf of the Acquiring Fund or the consummation of the Reorganization. This Agreement has been duly and validly executed and delivered by the Acquiring Trust on
behalf of the Acquiring Fund, and assuming due
authorization, execution and delivery hereof by the
Acquired Trust on behalf of the Acquired Fund, is a
legal, valid and binding obligation of the Acquiring
Trust, as it relates to the Acquiring Fund, enforceable
in accordance with its terms (subject to applicable
bankruptcy, insolvency, reorganization, moratorium and
other Laws relating to or affecting creditors' rights,
to general equity principles and to any limitations on
indemnity as may be required under federal and state
securities Laws).
            (c)	The authorized capital of the Acquiring
Fund consists of an unlimited number of shares of
beneficial interest without par value.  As of the date
of this Agreement, the Acquiring Fund has no outstanding
shares of any class.  As of the Valuation Time, the
outstanding shares of beneficial interest of the
Acquiring Fund will consist solely of shares having the characteristics described in the Acquiring Fund's prospectus effective at such time.  There are no
outstanding options, warrants or other rights of any
kind to acquire from the Acquiring Fund any shares of
any series or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right
to acquire, any such additional shares, nor is the
Acquiring Fund committed to issue any share appreciation
or similar rights or options, warrants, rights or
securities in connection with any series of shares.
            (d)	Except for consents, approvals, or waivers
to be received prior to the Effective Time, including
shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by
the Acquiring Trust on behalf of the Acquiring Fund does
not, and the consummation of the transactions
contemplated herein will not:  (i) violate or conflict
with the terms, conditions or provisions of the
Touchstone Governing Documents, or of any material
contract, agreement, indenture, instrument, or other
undertaking to which the Acquiring Trust is a party or
by which the Acquiring Trust or the Acquiring Fund is
bound, (ii) result in the acceleration of any
obligation, or the imposition of any penalty, under any
material agreement, indenture, instrument, contract,
lease or other undertaking to which the Acquiring Trust
is a party or by which the Acquiring Trust or the
Acquiring Fund is bound, (iii) result in a breach or
violation by the Acquiring Trust or the Acquiring Fund
of any terms, conditions, or provisions of any Law or
Order, or (iv) require any consent or approval of,
filing with or notice to, any Governmental or Regulatory
Body.
            (e)	Except as set forth in writing to the
Acquired Fund, there is no Action or Proceeding pending
against the Acquiring Trust or the Acquiring Fund or, to
the best of the Acquiring Trust's Knowledge, threatened
against, relating to or affecting, the Acquiring Trust
or the Acquiring Fund.
            (f)	No agent, broker, finder or investment or
commercial banker, or other Person or firm engaged by or
acting on behalf of the Acquiring Trust or the Acquiring
Fund in connection with the negotiation, execution or
performance of this Agreement or any other agreement
contemplated hereby, or the consummation of the
transactions contemplated hereby, is or will be entitled
to any broker's or finder's or similar fees or other
commissions as a result of the consummation of such
transactions.
            (g)	The Acquiring Trust is registered with the
SEC as an open-end management investment company under
the 1940 Act, and its registration with the SEC as such
an investment company is in full force and effect, and
the Acquiring Fund is a separate series of the Acquiring
Trust duly designated in accordance with the applicable provisions of the Touchstone Governing Documents and in and compliance in all material respects with the 1940
Act and its rules and regulations.
            (h)	The Acquiring Fund is, and will at the
Effective Time be, a new series portfolio of the
Acquiring Trust created within the last 12 months, and
such Acquiring Fund will not have had any assets (other
than assets required to meet the requirements of Section
14(a) of the 1940 Act or other seed capital) or
operations at any time prior to the Effective Time.
            (i)	The Acquiring Fund was established in
order to effect the transactions described in this
Agreement, and, prior to the Effective Time, shall not
have carried on any business activity (other than such
activities as are customary to the organization of a new
series prior to its commencement of investment
operations).  It has not yet filed its first federal
income tax return and, thus, has not yet elected to be
treated as a "regulated investment company" for federal
income tax purposes.  However, upon filing its first
federal income tax return at the completion of its first
taxable year, the Acquiring Fund shall elect to be a
"regulated investment company" under Subchapter M of the
Code and until such time shall take all steps reasonably necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and
852 of the Code.  The Acquiring Fund is and will at the
Effective Time be treated as a separate corporation
under Section 851(g) of the Code.
            (j)	The shares of the Acquiring Fund to be
issued and delivered to the Acquired Fund for the
account of the Acquired Fund (and to be distributed
immediately thereafter to its shareholders) pursuant to
the terms of this Agreement will have been duly
authorized at the Effective Time and, when so issued and delivered, will be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of
subscription or purchase in respect thereof.  In regard
to the statement above that the Acquiring Fund shares
will be non-assessable, it is noted that the Acquiring
Trust is a "Massachusetts business trust" and under Massachusetts' Law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Acquiring Fund; however, the
Acquiring Fund has included appropriate provisions
disclaiming such liability in all material contracts
entered into between the Acquiring Fund and any third-
party.
            (k)	As of the Valuation Time, the Acquiring
Fund's prospectus and statement of additional
information will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC
thereunder and will not include any untrue statement of
a material fact or omit to state any material fact
required to be stated therein or necessary to make the
statements therein, in light of the circumstances under
which they were made, not materially misleading.
            (l)	The Proxy Statement/Prospectus to be
included in the Registration Statement and filed in
connection with this Agreement, and the documents
incorporated therein by reference and any amendment or
supplement thereto insofar as they relate to the
Acquiring Trust and the Acquiring Fund, each comply or
will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC
thereunder on the effective date of such Registration
Statement.  Each of the Proxy Statement/Prospectus,
Registration Statement and the documents incorporated
therein by reference and any amendment or supplement
thereto, insofar as it relates to the Acquiring Trust
and the Acquiring Fund, does not contain any untrue
statement of a material fact or omit to state a material
fact necessary in order to make the statements therein,
in light of the circumstances under which they were
made, not materially misleading on the effective date of
such Registration Statement; provided, however, that the Acquiring Trust makes no representations or warranties as to the information contained in the Proxy
Statement/Prospectus, Registration Statement and the
documents incorporated therein by reference and any
amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired
Trust or the Acquired Fund and furnished by the Acquired
Fund to the Acquiring Trust specifically for use in
connection with the Proxy Statement/Prospectus,
Registration Statement and the documents incorporated
therein by reference and any amendment or supplement
thereto.
            (m)	The Acquiring Trust has adopted and
implemented written policies and procedures in
accordance with Rule 38a-1 under the 1940 Act.
            (n)	The Acquiring Fund has maintained, or
caused to be maintained on its behalf, in all material
respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.
            (o)	Except as disclosed in writing to the
Acquired Fund, to the best of the Acquiring Fund's
Knowledge, no events have occurred and no issues,
conditions or facts have arisen which either
individually or in the aggregate have had a Material
Adverse Effect on the Acquiring Fund other than changes
occurring in the ordinary course of business.
            (p)	The Acquiring Trust is not under the
jurisdiction of a court in a "Title 11 or similar case"
(within the meaning of Section 368(a)(3)(A) of the
Code).
            (q)	The Acquiring Fund has no unamortized or
unpaid organizational fees or expenses for which it does not expect to be reimbursed by Touchstone or its Affiliates.

ARTICLE V

COVENANTS AND AGREEMENTS
      5.1	Conduct of Business.  After the date of this
Agreement and at or prior to the Effective Time, the Parties will conduct the businesses of the Acquired Fund and the
Acquiring Fund only in the ordinary course and in accordance with this Agreement.  It is understood that such ordinary
course of business with respect to the Acquired Fund shall
include (a) the declaration and payment of customary dividends and other distributions; (b) shareholder purchases and
redemptions; (c) the continued good faith performance by the investment adviser, sub-adviser, administrator, distributor and other service providers of their respective
responsibilities in accordance with their agreements with the Acquired Fund and applicable Law; and (d) the continued
compliance with the Acquired Fund's prospectus and statement of additional information.  It is understood that such
ordinary course of business with respect to the Acquiring Fund shall be limited to such actions as are customary to the organization of a new series prior to its commencement of investment operations. No Party shall take any action that would, or would reasonably be expected to, result in any of
its representations and warranties set forth in this Agreement being or becoming untrue in any material respect. It is the intention of the parties that the transaction contemplated by this Agreement with respect to the Acquired Fund and the
Acquiring Fund will qualify as a reorganization within the
meaning of Section 368(a) of the Code.  None of the Parties to
this Agreement shall take any action or cause any action to be taken that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a
reorganization within the meaning of Section 368(a) of the
Code.
      5.2	Shareholders' Meeting.  The Acquired Trust will
call, convene and hold a meeting of shareholders of the
Acquired Fund as soon as practicable, in accordance with
applicable Law and the Old Mutual Governing Documents, for the purpose of approving this Agreement and the transactions contemplated herein as set forth in the Proxy
Statement/Prospectus, and for such other purposes as may be necessary or desirable. In the event that, insufficient votes are received from shareholders, the meeting may be adjourned as permitted under the Old Mutual Governing Documents and applicable Law, and as set forth in the Proxy
Statement/Prospectus in order to permit further solicitation of proxies.
      5.3	Proxy Statement/Prospectus and Registration
Statement. The Parties will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC in a form satisfactory to the Parties and their respective counsel as promptly as practicable. Upon effectiveness of the Registration Statement, the Acquired Fund
will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Acquired Fund entitled to vote on this Agreement and the transactions contemplated herein in accordance with the Old Mutual Governing Documents.  Each
Party will provide the materials and information necessary to prepare the Registration Statement, for inclusion therein, in connection with the shareholder meeting of the Acquired Fund to consider the approval of this Agreement and the
transactions contemplated herein. If, at any time prior to the Effective Time, a Party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Party discovering the item shall notify the
other Parties and the Parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate
disclosure with respect to the item.
      5.4	Information.  The Parties will furnish to each
other, and each other's accountants, legal counsel and other representatives, as appropriate, throughout the period prior to the Effective Time, all such documents and other
information concerning the Acquired Fund and the Acquiring
Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of reasonably requested
documents and other information. Each Party shall make its employees and officers available on a mutually convenient basis to provide an explanation of any documents or
information provided hereunder to the extent that such Party's employees are familiar with such documents or information.
      5.5	Notice of Material Changes.  Each Party will notify
the other Parties of any event causing a Material Adverse
Effect to such Party as soon as practicable following such
Party's Knowledge of any event causing such a Material Adverse
Effect.
      5.6	Financial Statements.  At the Closing, the Acquired
Fund will deliver to the Acquiring Fund an unaudited statement of assets and liabilities of the Acquired Fund, together with a schedule of portfolio investments as of and for the interim period ending at the Valuation Time. These financial statements will present fairly in all material respects the financial position and portfolio investments of the Acquired
Fund as of the Valuation Time in conformity with U.S.
generally accepted accounting principles applied on a
consistent basis, and there will be no material contingent liabilities of the Acquired Fund not disclosed in said financial statements. These financial statements shall be certified by the Treasurer of the Acquired Trust as, to the best of his or her Knowledge, complying with the requirements of the preceding sentence.  The Acquired Fund also will
deliver to the Acquiring Fund at the Effective Time (i) the detailed tax-basis accounting records for each security or other investment to be transferred to the Acquiring Fund
hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the basis used for determination of gain and loss realized on the partial sale of any security to be transferred to the Acquiring Fund and (ii) a statement of earnings and profits of the Acquired Fund for federal income tax purposes that shall be carried over by the Acquired Fund as a result of Code Section 381 and which shall be certified by an officer of the Acquired Fund.
      5.7	Other Necessary Action.  The Parties will each take
all necessary action and use their reasonable best efforts to complete all filings, obtain all governmental and other consents and approvals and satisfy any other provision
required for consummation of the transactions contemplated by this Agreement.
      5.8	Books and Records.  Upon reasonable notice, each
Party will make available to each other Party for review any
Books and Records which are reasonably requested by such other Party in connection with this Reorganization.
      5.9	Issued Shares.  The Acquiring Fund Shares to be
issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately
thereafter to its shareholders) pursuant to this Agreement,
will have been duly authorized at the Effective Time.  Said
shares when issued and delivered will be registered under the
1933 Act, will be duly and validly issued, fully paid and non-assessable. No shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.  The shareholders of the
Acquired Fund shall not pay any front-end or deferred sales
charge in connection with the Reorganization. The contingent deferred sales charge ("CDSC") applicable to Class A and Class
C shares of the Acquiring Fund issued in connection with the Reorganization will be calculated based on the CDSC schedule of Class A and Class C shares, respectively, of the Acquired
Fund and, for purposes of calculating the CDSC, recipients of such Class A and Class C shares of the Acquiring Fund shall be deemed to have acquired such shares on the date(s) that the corresponding shares of the Acquired Fund were acquired by the shareholder.
      5.10	Liquidation of Acquired Fund.  The Acquired Trust
and the Acquired Fund agree that the liquidation and
termination of the Acquired Fund shall be effected in the
manner provided in the Old Mutual Governing Documents in
accordance with applicable Law, and that on and after the
Effective Time, the Acquired Fund shall not conduct any
business except in connection with its liquidation and
termination, or the satisfaction of any provisions of this Agreement as set forth in Section 10.5.
      5.11	Final Tax Returns and Forms 1099 of Acquired Fund.
After the Effective Time, except as otherwise agreed to by the parties, the Acquired Fund shall or shall cause its agents to prepare any federal, state or local returns, including any
Forms 1099, required to be filed by the Acquired Fund with
respect to the taxable year ending on or prior to the
Effective Time and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
      5.12	Regulatory Filings.  The Acquired Trust and the
Acquired Fund agree to file all necessary or appropriate
reports with the SEC, Internal Revenue Service or other
regulatory or tax authority covering any reporting period
ending prior to or at the Effective Time with respect to the Acquired Trust and the Acquired Fund.
      5.13	Compliance Section 15(f).  The Acquiring Trust
agrees that, for the minimum time periods specified in Section 15(f) of the 1940 Act it shall take (or refrain from taking, as the case may be) such actions as are necessary to ensure that: (i) at least seventy-five percent (75%) of the trustees of the Acquiring Fund shall not be "interested persons" (as that term is defined in the 1940 Act) of the Acquiring Fund's investment adviser or the Acquired Fund's investment adviser;
(ii) no "unfair burden" (as that term is defined in Section 15(f)(2)(B) of the 1940 Act) shall be imposed on the Acquiring Fund; and (iii) each vacancy among the trustees of the Acquiring Fund which must be filled by a person who is an interested person neither of the Acquiring Fund's investment adviser nor of the Acquired Fund's investment adviser so as to comply with Section 15(f) of the 1940 Act, as if such Section were applicable, shall be filled in the manner specified by
Section 16(b) of the 1940 Act. The Acquiring Trust may elect, in lieu of the covenants set forth in the preceding sentence, to apply for and obtain an exemptive order under Section 6(c) of the 1940 Act from the provisions of Section 15(f)(1)(A) of the 1940 Act, in form and substance reasonably acceptable to the Acquired Fund's investment adviser.

ARTICLE VI

CONDITIONS PRECEDENT
      6.1	Conditions Precedent to Obligations of the Acquired
Trust. The obligation of the Acquired Trust, on behalf of the Acquired Fund to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Trust and the Acquiring Fund of all of the
obligations to be performed by it hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by the Acquired Trust in
writing:
            (a)	All representations and warranties of the
Acquiring Trust, on behalf of the Acquiring Fund,
contained in this Agreement shall be true and correct in
all material respects as of the date hereof and, except
as they may be affected by the transactions contemplated
by this Agreement, as of the Effective Time with the
same force and effect as if made at and as of the
Effective Time; provided that the Acquiring Trust shall
be given a period of 10 Business Days from the date on
which any such representation or warranty shall not be
true and correct in all material respects to cure such
condition.
            (b)	The Acquiring Fund shall have furnished to
the Acquired Fund the opinion of Pepper Hamilton LLP
dated as of the Effective Time, substantially to the
effect that:
                  (i)	the Acquiring Trust is a business trust,
validly existing under Massachusetts Law, and has power under the Touchstone Governing Documents to conduct its business and own its assets as described in its currently effective
registration statement on Form N-1A;
                  (ii)	the Acquiring Trust is registered with the
SEC under the 1940 Act as an open-end management investment
company and its registration with the SEC is in full force and effect;
                  (iii)	the Acquiring Fund Shares to be issued and
delivered by the Acquiring Trust pursuant to this Agreement
have been duly authorized for issuance and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable under Massachusetts Law and no
preemptive rights of shareholders exist with respect to any
such shares or the issue or delivery thereof;
                  (iv)	except as disclosed in writing to the
Acquired Fund, such counsel knows of no material legal
proceedings pending or threatened in writing against the
Acquiring Trust;
                  (v)	this Agreement has been duly authorized,
executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery by the Acquired Trust on behalf of the Acquired Fund, constitutes a valid and legally binding obligation of the
Acquiring Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Trust in accordance with its terms, subject, as to enforcement, to applicable bankruptcy,
insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, fraudulent
conveyance, receivership, and to general equity principles
(whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing;
                  (vi)	the Registration Statement has become
effective under the 1933 Act and, to the knowledge of such
counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or
threatened by the SEC;
                  (vii)	the execution and delivery of this
Agreement did not and the consummation of the transactions
herein contemplated will not conflict with or result in a
material breach of the terms or provisions of, or constitute a material default under, the Touchstone Governing Documents or any material agreement or instrument pertaining to the
Acquiring Fund identified as an Exhibit in Part C of the registration statement on Form N-1A last filed by the
Acquiring Trust;
                  (viii)	the execution and delivery of this
Agreement did not and the consummation of the transactions
herein contemplated will not conflict with or result in a
material violation by the Acquiring Trust or the Acquiring
Fund of any terms, conditions, or provisions of any federal securities Law or Massachusetts Law as it relates to voluntary associations commonly referred to as "Massachusetts business trusts;" and
                  (ix)	to the knowledge of such counsel, no
consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required in
connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable
rules and regulations of the SEC thereunder and Massachusetts
Law.
      In rendering such opinion, Pepper Hamilton LLP may rely
upon certificates of officers of the Acquiring Trust and of
public officials as to matters of fact.
            (c)	The Acquiring Fund shall have furnished to
the Acquired Fund a certificate of the Acquiring Fund,
signed by the President or Vice President and Treasurer
of the Acquiring Trust, dated as of the Effective Time,
to the effect that they have examined the Proxy
Statement/Prospectus and the Registration Statement (and
any supplement thereto) and this Agreement and that:
                  (i)	To the best of their Knowledge, the
representations and warranties of the Acquiring Trust in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquiring Trust has complied with all the agreements and satisfied all the conditions on
its part to be performed or satisfied at or prior to the
Effective Time; and
                  (ii)	no stop order suspending the effectiveness
of the Registration Statement has been issued and no
proceedings for that purpose are pending or, to the Acquiring Trust's Knowledge, threatened in writing.
            (d)	An officer of the Acquired Trust shall
have received the confirmation from the Acquiring Fund
required under paragraph 3.3 of this Agreement.
            (e)	The Acquiring Fund shall have duly
executed and delivered to the Acquired Fund such
assumptions of Liabilities and other instruments as the
Acquired Fund may reasonably deem necessary or desirable
to evidence the transactions contemplated by this
Agreement, including the assumption of all of the
Liabilities of the Acquired Fund by the Acquiring Fund.
      6.2	Conditions Precedent to Obligations of the Acquiring
Trust.  The obligation of the Acquiring Trust, on behalf of
the Acquiring Fund, to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Trust and the Acquired Fund of all of their obligations to be performed by them hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by the Acquiring Trust in
writing:
            (a)	All representations and warranties of the
Acquired Trust, on behalf of the Acquired Fund,
contained in this Agreement shall be true and correct in
all material respects as of the date hereof and, except
as they may be affected by the transactions contemplated
by this Agreement, as of the Effective Time with the
same force and effect as if made at and as of the
Effective Time; provided that the Acquired Fund and the
Acquired Trust shall be given a period of 10 Business
Days from the date on which any such representation or
warranty shall not be true and correct in all material
respects to cure such condition.
            (b)	The Acquired Fund shall have furnished to
the Acquiring Fund the opinion of Stradley Ronon Stevens
& Young, LLP dated as of the Effective Time,
substantially to the effect that:
                  (i)	the Acquired Trust is a statutory trust,
validly existing and in good standing under the Delaware
Statutory Trust Act, and has power under the Old Mutual
Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;
                  (ii)	the Acquired Trust is registered with the
SEC under the 1940 Act as an open-end management investment
company and its registration with the SEC is in full force and effect;
                  (iii)	all issued and outstanding shares of the
Acquired Fund as of the Effective Time are duly authorized,
validly issued, fully paid and non-assessable under Delaware
Law and no preemptive rights of shareholders exist with
respect to any such shares or the issue or delivery thereof;
                  (iv)	except as disclosed in writing to the
Acquiring Fund, such counsel knows of no material legal
proceedings pending or threatened in writing against the
Acquired Trust;
                  (v)	this Agreement has been duly authorized,
executed and delivered by the Acquired Trust on behalf of the Acquired Fund and, assuming due authorization, execution and delivery by the Acquiring Trust on behalf of the Acquiring
Fund, constitutes a valid and legally binding obligation of
the Acquired Trust, on behalf of the Acquired Fund,
enforceable against the Acquired Trust in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally, fraudulent
conveyance, receivership, and to general equity principles
(whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing;
                  (vi)	to the knowledge of such counsel, as of the
date of its mailing, the Proxy Statement/Prospectus, and as of the date of its filing, the Registration Statement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the
SEC thereunder;
                  (vii)	the execution and delivery of this
Agreement did not and the consummation of the transactions
herein contemplated will not result in a material breach of
the terms or provisions of, or constitute a material default under, the Old Mutual Governing Documents or any material
agreement or instrument pertaining to the Acquired Fund
identified as an Exhibit in Part C of the registration
statement on Form N-1A last filed by the Acquired Trust;
                  (viii)	the execution and delivery of this
Agreement did not and the consummation of the transactions
herein contemplated will not result in a material violation by the Acquired Fund of any terms, conditions, or provisions of any federal securities Law or the Delaware Statutory Trust
Act; and
                  (ix)	to the knowledge of such counsel, no
consent, approval, authorization or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law and such authorizations and filings as are necessary to terminate the Acquired Funds as series of a Delaware statutory trust.
      In rendering such opinion, Stradley Ronon Stevens &
Young, LLP may rely upon certificates of officers of the Acquired Trust and of public officials as to matters of fact.

            (c)	The Acquired Fund shall have furnished to
the Acquiring Fund the unaudited statements required by
paragraph 5.6.
            (d)	The Acquired Fund shall have furnished to
the Acquiring Fund a certificate of the Acquired Fund,
signed by the President or Vice President and Treasurer
of the Acquired Trust, dated as of the Effective Time,
to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and
any supplement thereto) and this Agreement and that:
                  (i)	to the best of their Knowledge, the
representations and warranties of the Acquired Trust in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquired Trust has complied with all the agreements and satisfied all the conditions on
its part to be performed or satisfied at or prior to the
Effective Time; and
                  (ii)	since the date of the most recent financial
statements of the Acquired Fund included in the Proxy Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business of the
Acquired Fund (other than changes in the ordinary course of business, including, without limitation, dividends and other distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in
the Proxy Statement/Prospectus (or any supplement thereto).
            (e)	The Acquired Fund shall have duly executed
and delivered to the Acquiring Trust such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the
Acquired Fund's custodian and instructions to the
Acquiring Trust's transfer agent ("Transfer Documents")
as the Acquiring Trust may reasonably deem necessary or
desirable to evidence the transfer to the Acquiring Fund
of all of the right, title and interest of the Acquired
Fund in and to the respective Fund Assets of the
Acquired Fund.  In each case, the Fund Assets of the
Acquired Fund shall be accompanied by all necessary
state stock transfer stamps or cash for the appropriate
purchase price therefor.
            (f)	The Acquiring Fund shall have received:
(i) a certificate of an authorized signatory of Acquired
Fund Custodian, as custodian for the Acquired Fund,
stating that the Fund Assets of the Acquired Fund have
been delivered to the Acquiring Fund; (ii) a certificate
of an authorized signatory from Brown Brothers Harriman
& Co., as custodian for the Acquiring Fund, stating that
the Fund Assets of the Acquired Fund have been received;
and (iii) a certificate of an authorized signatory of
the Acquired Fund confirming that the Acquired Fund has
delivered its records containing the names and addresses
of the record holders of each series of the Acquired
Fund shares and the number and percentage (to three
decimal places) of ownership of each series of the
Acquired Fund shares owned by each such holder as of the
close of business at the Valuation Time.
            (g)	At the Valuation Time and Effective Time,
except as previously disclosed to the Acquiring Fund in
writing, and except as have been corrected as required
by applicable Law, there shall have been no material miscalculations of the net asset value of the Acquired
Fund during the twelve-month period preceding the
Valuation Time and Effective Time, and all such
calculations shall have been made in accordance with the
applicable provisions of the 1940 Act.  At the Valuation
Time and Effective Time, all Liabilities chargeable to
the Acquired Fund which are required to be reflected in
the net asset value per share of a share class of the
Acquired Fund in accordance with applicable Law will be
reflected in the net asset value per share of the
Acquired Fund.
            (h)	Except for those agreements set forth on
Schedule 6.2(h), the Acquired Fund's agreements with
each of its service contractors shall have terminated at
the Effective Time, and each Party has received
assurance that no claims for damages (liquidated or
otherwise) will arise as a result of such termination.
      6.3	Other Conditions Precedent.  Unless waived in
writing by the Parties with the consent of their respective
boards of trustees, the consummation of the Reorganization is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:
            (a)	This Agreement and the transactions
contemplated herein shall have been approved by the
requisite vote of the holders of the outstanding shares
of the Acquired Fund in accordance with the provisions
of the Old Mutual Governing Documents, applicable
Delaware Law and the 1940 Act.  Notwithstanding anything
herein to the contrary, neither the Acquired Trust nor
the Acquiring Trust may waive the conditions set forth
in this paragraph 6.3(a).
            (b)	The Registration Statement shall have
become effective under the 1933 Act, and no stop order
suspending effectiveness of the Registration Statement
shall have been issued and no proceedings for that
purpose shall have been pending or threatened in
writing.
            (c)	Each of the Acquiring Fund and the
Acquired Fund shall have received a favorable opinion of
Pepper Hamilton LLP substantially to the effect that,
for federal income tax purposes:
                  (i)	The acquisition by the Acquiring Fund of
all of the assets of the Acquired Fund solely in exchange for the Acquiring Fund's assumption of the liabilities of the
Acquired Fund and issuance of the Acquiring Fund Shares,
followed by the distribution of such Acquiring Fund Shares by the Acquired Fund in liquidation to the Acquired Fund
shareholders in exchange for their Acquired Fund shares, all as provided in this Agreement, will constitute a
reorganization within the meaning of Section 368(a) of the
Code, and the Acquired Fund and the Acquiring Fund each will be "a party to a reorganization" within the meaning of Section
368(b) of the Code;
                  (ii)	Under Code Section 361, no gain or loss
will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund
to the Acquired Fund shareholders in liquidation, as
contemplated in this Agreement;
                  (iii)	Under Code Section 1032, no gain or loss
will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in this
Agreement;
                  (iv)	Under Code Section 362(b), the tax basis of
the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;
                  (v)	Under Code Section 1223(2), the holding
periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;
                  (vi)	Under Code Section 354, no gain or loss
will be recognized by the Acquired Fund shareholders upon the exchange of all of their Acquired Fund shares solely for the Acquiring Fund Shares in the Reorganization;
                  (vii)	Under Code Section 358, the aggregate tax
basis of the Acquiring Fund Shares to be received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

                  (viii)	Under Code Section 1223(1), an Acquired
Fund shareholder's holding period for the Acquiring Fund
Shares to be received will include the period during which the
Acquired Fund shares exchanged therefor were held, provided
that the Acquired Fund shareholder held the Acquired Fund
shares as a capital asset on the date of the Reorganization.
No opinion will be expressed as to (1) the effect of the
Reorganization on (A) the Acquired Fund or the Acquiring Fund
with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of
accounting and (B) any Acquired Fund shareholder or Acquiring
Fund shareholder that is required to recognize unrealized
gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a
passive foreign investment company as defined in Section
1297(a) of the Code or (2) any other federal tax issues
(except those set forth above) and all state, local or foreign tax issues of any kind.
Such opinion shall be based on customary assumptions,
limitations and such representations as Pepper Hamilton LLP
may reasonably request, and the Acquired Fund and Acquiring
Fund will cooperate to make and certify the accuracy of such representations.  Such opinion may contain such assumptions
and limitations as shall be in the opinion of such counsel
appropriate to render the opinions expressed therein.
Notwithstanding anything herein to the contrary, neither the
Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 6.3(c).
            (d)	At the Effective Time, the SEC shall not
have issued an unfavorable report under Section 25(b) of
the 1940 Act, and there shall be no proceedings pending
that would seek to enjoin the consummation of the
transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act.  No Action or Proceeding
against the Acquired Fund or the Acquiring Trust or
their respective officers or trustees shall be
threatened in writing or pending before any court or
other Governmental or Regulatory Body in which it will
seek, or seeks to restrain or prohibit any of the
transactions contemplated by this Agreement or to obtain
damages or other relief in connection with this
Agreement or the transactions contemplated hereby.
            (e)	Closing of the purchase agreement by and
among Touchstone Advisors, Inc., Old Mutual Capital,
Inc. and Old Mutual (US) Holdings Inc., dated October 4,
2011 shall have occurred.

ARTICLE VII

EXPENSES
      7.1	Touchstone (or any Affiliate thereof) and/or Old
Mutual Capital (or any Affiliate thereof) will bear and pay, in such proportion as may be agreed upon by such parties, all fees and expenses associated with the Parties' participation in the Reorganization without regard to whether the Reorganization is consummated. Reorganization expenses include, without limitation, obtaining shareholder approval of the Reorganization.
      7.2	All such fees and expenses so borne and paid by
Touchstone, Old Mutual Capital and/or their Affiliates shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Touchstone, Old Mutual Capital and/or their Affiliates to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue Service Rev. Ruling 73-54, 1973-1 C.B. 187. The responsibility for payment shall be allocated between Touchstone and Old Mutual Capital (or any Affiliate thereof) as may be agreed by and between Touchstone and Old Mutual Capital.

ARTICLE VIII

AMENDMENTS AND TERMINATION
      8.1	Amendments.  The Parties may amend this Agreement in
such manner as may be agreed upon, whether before or after the meeting of shareholders of the Acquired Fund at which action upon this Agreement and the transactions contemplated hereby is to be taken; provided, however, that after the requisite
approval of the shareholders of the Acquired Fund has been
obtained, this Agreement shall not be amended or modified so as to change the provisions with respect to the transactions herein contemplated in any manner that would materially and adversely affect the rights of such shareholders without their further shareholder approval. Nothing in this paragraph 8.1 shall be construed to prohibit the Parties from amending this Agreement to change the Valuation Time or Effective Time.
      8.2	Termination.  Notwithstanding anything in this
Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time:
            (a)	by the mutual written consent of the
Parties;
            (b)	by the Acquired Trust (i) following a
material breach by the Acquiring Trust of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquiring Trust shall
have been given a period of 10 Business Days from the
date of the occurrence of such material breach to cure
such breach and shall have failed to do so; (ii) if any
of the conditions set forth in paragraphs 6.1 and 6.3
are not satisfied as specified in said paragraphs on or
before the Effective Time; or (iii) upon the occurrence
of an event which has a Material Adverse Effect upon the
Acquiring Trust or the Acquiring Fund;
            (c)	by the Acquiring Trust (i) following a
material breach by the Acquired Trust of any of its
representations, warranties or covenants contained in
this Agreement, provided that the Acquired Trust shall
have been given a period of 10 Business Days from the
date of the occurrence of such material breach to cure
such breach and shall have failed to do so; (ii) if any
of the conditions set forth in paragraphs 6.2 and 6.3
(other than 6.3(a) if the shareholder meeting has been
duly adjourned to a date prior to the Final Effective
Time) are not satisfied as specified in said paragraphs
on or before the Effective Time; or (iii) upon the
occurrence of an event which has a Material Adverse
Effect upon the Acquired Trust or the Acquired Fund;
            (d)	by either the Acquiring Trust or the
Acquired Trust by written notice to the other following
a determination by the terminating Party's Board that
the consummation of the Reorganization is not in the
best interest of its shareholders; or
            (e)	by either the Acquiring Trust or the
Acquired Trust if the Effective Time does not occur by June 29, 2012 (the "Final Effective Time"), unless extended by mutual agreement and evidenced by a writing signed by an authorized officer of each Party.
      If a Party terminates this Agreement in accordance with this paragraph 8.2, there shall be no liability for damages on the part of any Party, or the trustees or officers of such Party.
ARTICLE IX

PUBLICITY; CONFIDENTIALITY
      9.1	Publicity.  Any public announcements or similar
publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such
manner as the Parties mutually shall agree in writing,
provided that nothing herein shall prevent either Party from making such public announcements as may be required by Law or otherwise reasonably deemed necessary or appropriate by
authorized officers of the Funds, on the written advice of
counsel, in which case the Party issuing such statement or
communication shall advise the other Parties prior to such
issuance.
      9.2	Confidentiality.  (a) The Parties, Touchstone and Old
Mutual Capital (for purposes of this paragraph 9.2, the
"Protected Persons") will hold, and will cause their board
members, officers, employees, representatives, agents and
Affiliated Persons to hold, in strict confidence, and not
disclose to any other Person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected
Persons in connection with the transactions contemplated by
this Agreement, except such information may be disclosed:  (i)
to Governmental or Regulatory Bodies, and, where necessary, to any other Person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable Law; (iii) if it is
publicly available through no act or failure to act of such
Party; (iv) if it was already known to such Party on a non-
confidential basis on the date of receipt; (v) during the
course of or in connection with any litigation, government
investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement,
including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is
otherwise expressly provided for herein.
            (b)	In the event of a termination of this
Agreement, the Parties, Touchstone and Old Mutual
Capital agree that they along with their board members, employees, representative agents and Affiliated Persons shall, and shall cause their Affiliates to, except with the prior written consent of the other Protected
Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other Persons, any and all confidential or proprietary information relating to the other
Protected Persons and their related parties and Affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable Law; (ii) if it is publicly available through no act or failure to act of such Party; (iii) if it was already known to such Party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE X

MISCELLANEOUS
      10.1	Entire Agreement.  This Agreement (including any
schedules delivered pursuant hereto, which are a part hereof) constitutes the entire agreement of the Parties with respect to the matters covered by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties and may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.
      10.2	Notices.  All notices or other communications under
this Agreement shall be in writing and sufficient if delivered personally, by overnight courier, by facsimile, telecopied (if confirmed) or sent via registered or certified mail, postage prepaid, return receipt requested, addressed as follows
(notices or other communication sent via e-mail shall not constitute notice):
If to the Acquired Trust:

Joan R. Gulinello, Esq.
Old Mutual Asset Management
200 Clarendon Street
53rd Floor
Boston, MA 02116
Telephone No.: (617) 369-7379
Facsimile No.: (617) 369-7479
E-mail: jgulinello@oldmutualus.com
With a copy (which shall not constitute notice) to:
Matthew R. DiClemente, Esq.
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA  19103
Telephone: (215) 564-8173
Facsimile No.: (215) 564-8120
E-mail: mdiclemente@stradley.com

If to the Acquiring Trust:

Touchstone Strategic Trust
303 Broadway, Suite 1100
Cincinnati, OH 45202
Attention:  Steven M. Graziano
Telephone No.:  (513) 362-8292
Facsimile No.:  (513) 362-8315
E-mail:	 steve.graziano@touchstoneinvestments.com

With a copy (which shall not constitute notice) to:

Law Department
Western & Southern Financial Group, Inc.
400 Broadway
Cincinnati, OH 45202
Attention:  Kevin L. Howard, Esq.
Telephone No.:  (513) 361-6675
Facsimile No.:  (513) 629-1044
E-mail:	 kevin.howard@wslife.com

John M. Ford, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Telephone No.:  (215) 981-4009
Facsimile No.:  (215) 981-4750
E-mail:	 fordjm@pepperlaw.com

      10.3	Waiver.  The failure of either Party hereto to
enforce at any time any of the provisions of this Agreement
shall in no way be construed to be a waiver of any such
provision, nor in any way to affect the validity of this
Agreement or any part hereof or the right of either Party
thereafter to enforce each and every such provision.  No
waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.  Except as provided in paragraph 6.3(a), a Party may waive any condition to its obligations hereunder (such waiver to be in writing and authorized by an authorized officer of the waiving Party).
      10.4	Assignment.  This Agreement shall inure to the
benefit of and be binding upon the Parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder
shall be made by any Party without the written consent of all other Parties.  Nothing herein express or implied is intended to or shall confer any rights, remedies or benefits upon any
Person other than the Parties hereto.
      10.5	Survival.  Except as provided in the next sentence,
the respective representations, warranties and covenants
contained in this Agreement and in any certificates or other instruments exchanged at the Effective Time as provided in
Article VI hereto shall not survive the consummation of the transactions contemplated hereunder. The covenants in paragraphs 1.3, 1.5, 5.10, 5.11, 5.12, 5.13, 7.1, 7.2, 9.2,
10.9, 10.13 and 10.14, this paragraph 10.5 and Article VII
shall survive the consummation of the transactions
contemplated hereunder.
      10.6	Headings.  The headings contained in this Agreement
are for reference purposes only and shall not affect in any
way the meaning or interpretation of this Agreement.
      10.7	Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which
shall be deemed an original, but all of which together shall constitute one and the same agreement.
      10.8	Governing Law.  This Agreement shall be governed by
and construed in accordance with the Laws of the Commonwealth of Massachusetts, without regard to its principles of
conflicts of Laws.
      10.9	Further Assurances.  Subject to the terms and
conditions herein provided, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed
and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the
Reorganization contemplated by this Agreement, including,
without limitation, delivering and/or causing to be delivered to each Party hereto each of the items required under this
Agreement as a condition to such Party's obligations
hereunder.  In addition, the Acquired Fund shall deliver or
cause to be delivered to the Acquiring Trust at the Closing, the Books and Records of the Acquired Fund (regardless of
whose possession they are in).
      10.10	Beneficiaries.  Nothing contained in this Agreement
shall be deemed to create rights in Persons not Parties
(including, without limitation, any shareholder of the
Acquiring Fund or the Acquired Fund).
      10.11	Validity.  Whenever possible, each provision and
term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this
Agreement is held to be prohibited by Law or invalid, then
such provision or term shall be ineffective only in the
jurisdiction or jurisdictions so holding and only to the
extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.
      10.12	Effect of Facsimile Signature.  A facsimile
signature of an authorized officer of a Party hereto on any
Transfer Document shall have the same effect as if executed in the original by such officer.
      10.13	The Acquiring Trust Liability.  The name "Touchstone
Strategic Trust" is the designation of the trustees for the
time being under a Restated Agreement and Declaration of Trust of the Trust dated May 19, 1993, as amended through November
17, 2011, and all Persons dealing with the Acquiring Trust or the Acquiring Fund must look solely to the property of the
Acquiring Trust or the Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or
shareholders assume any personal liability for obligations
entered into on behalf of the Acquiring Trust.  No other
portfolio of the Acquiring Trust shall be liable for any
claims against the Acquiring Fund. The Parties, along with Touchstone and Old Mutual Capital, specifically acknowledge and agree that any liability of the Acquiring Trust under this Agreement with respect to the Acquiring Fund, or in connection with the transactions contemplated herein with respect to the Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund and that no other portfolio of the
Acquiring Trust shall be liable with respect thereto.
      10.14	The Acquired Trust Liability.  The name "Old Mutual
Funds I" is the designation of the trustees for the time being under an Agreement and Declaration of Trust, dated May 27, 2004, as amended through May 18, 2010, and all Persons dealing with the Acquired Trust or the Acquired Fund must look solely to the property of the Acquired Trust or the Acquired Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Acquired Trust.
No other portfolio of the Acquired Trust shall be liable for any claims against the Acquired Fund. The Parties, along with Touchstone and Old Mutual Capital, specifically acknowledge and agree that any liability of the Acquired Trust under this Agreement with respect to the Acquired Fund, or in connection with the transactions contemplated herein with respect to the Acquired Fund, shall be discharged only out of the assets of the Acquired Fund and that no other portfolio of the Acquired
Trust shall be liable with respect thereto.
ARTICLE XI

DEFINITIONS
      As used in this Agreement, the following terms have the following meanings:
      "Action or Proceeding" means any action, suit or proceeding by any Person, or any investigation or audit by any Governmental or Regulatory Body.
      "Acquiring Fund" has the meaning specified in the preamble.
      "Acquiring Fund Shares" has the meaning specified in paragraph 1.4.
      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.
      "Affiliated Person" shall mean, with respect to any Person, an "affiliated person" of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.
      "Agreement" has the meaning specified in the preamble. "Books and Records" means a Parties' accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by the Parties with respect to the Acquired Fund or the Acquiring Fund, as applicable, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.
      "Business Day" means a day other than Saturday, Sunday or a day on which banks located in New York City are authorized or obligated to close.
      "Closing" has the meaning specified in paragraph 3.1. "Code" has the meaning specified in the recitals.
      "Old Mutual Capital" has the meaning specified in the preamble.
      "Effective Time" has the meaning specified in paragraph
3.1.
      "Fund Assets" means all properties and assets of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, but not limited to, any claims that the Acquired Fund may have against any Person), litigation proceeds of any type (including, without limitation, proceeds resulting from litigation involving portfolio securities as well as market timing/late trading actions or settlements) and receivables (including dividend and interest receivable), goodwill and other intangible property, Books and Records, and all interests, rights, privileges and powers, owned by the Acquired Fund, and any prepaid expenses shown on the Acquired Fund's books at the Valuation Time, excluding the Acquired Fund's rights under this Agreement.
      "Governmental or Regulatory Body" means any court, tribunal, or government or political subdivision, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.
      "Independent Trustees" has the meaning specified in the recitals.
      "BNY Mellon" has the meaning specified in paragraph 2.4. "Knowledge" means (i) with respect to the Acquired Trust and the Acquired Fund, the actual knowledge after reasonable inquiry of the Acquired Trust's trustees or officers and Old Mutual Capital in its capacity as adviser to the Acquired
Fund; and (ii) with respect to the Acquiring Trust and the Acquiring Fund, the actual knowledge after reasonable inquiry of the Acquiring Trust's trustees or officers, or Touchstone in its respective capacity as a service provider to the Acquiring Trust.
      "Law" means any law, statute, rule, regulation or ordinance of any Governmental or Regulatory Body.
      "Liabilities" means all liabilities of the Acquired Fund. "Material Adverse Effect" as to any Person means a material adverse effect on the business, results of operations or financial condition of such Person. For purposes of this definition, a decline in net asset value of the Acquired Fund or Acquiring Fund arising out of its investment operations or declines in market values of securities in its portfolio, the discharge of liabilities, or the redemption of shares representing interests in such fund, shall not constitute a "Material Adverse Effect."
      "Acquired Fund" has the meaning specified in the preamble.
"Old Mutual Board" has the meaning specified in the recitals.
      "Acquired Trust" has the meaning specified in the preamble.
      "NYSE" means New York Stock Exchange.
      "1940 Act" means the Investment Company Act of 1940, as amended.
      "1933 Act" means the Securities Act of 1933, as amended. "1934 Act" means the Securities Exchange Act of 1934, as amended.
      "Order" means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.
      "Party" and "Parties" each has the meaning specified in the preamble.
      "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.
      "Protected Persons" has the meaning specified in paragraph 9.2.
      "Proxy Statement/Prospectus" has the meaning specified in paragraph 4.1(p).
      "Registration Statement" has the meaning specified in paragraph 4.1(p).
      "Reorganization" has the meaning specified in the recitals.
      "Acquired Fund" has the meaning specified in the preamble.
      "Old Mutual Governing Documents" has the meaning specified in paragraph 1.1.
      "SEC" means the U.S. Securities and Exchange Commission. "Acquiring Trust" has the meaning specified in the preamble.
      "Touchstone Board" has the meaning specified in the recitals.
      "Touchstone Governing Documents" has the meaning specified in paragraph 4.3(a).
      "Transfer Documents" has the meaning specified in paragraph 6.2(e).
      "Valuation Time" has the meaning specified in paragraph
2.5.

      IN WITNESS WHEREOF, the Parties, Touchstone and Old
Mutual Capital have caused this Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

OLD MUTUAL FUNDS I, on behalf of each of the following of its separate series identified on Exhibit A hereto

By:
/s/ Julian F. Sluyters

Name:
Julian F. Sluyters

Title
:
President, PEO


TOUCHSTONE STRATEGIC TRUST, on behalf of each of its separate series identified on Exhibit A hereto

By:
/s/ Steve Graziano

Name:
Steve Graziano

Title
:
Vice President


OLD MUTUAL CAPITAL, INC.

By:
/s/ Julian F. Sluyters

Name:
Julian F. Sluyters

Title
:
President


Solely for purposes of Article VII and
Paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14

TOUCHSTONE ADVISORS, INC.

By:
/s/ Steve Graziano

Name:
Steve Graziano

Title
:
President


By:
/s/ Tim Paulin

Name:
Tim Paulin

Title
:
VP, Investment Research and
Product Mgt.


Solely for purposes of Article VII and
Paragraphs 7.1, 7.2, 9.2, 10.5, 10.13 and 10.14


EXHIBIT A

      The following chart shows (i) each Acquired Fund and its classes of shares and (ii) the corresponding Acquiring Fund with its classes of shares:

Acquired Fund, each a series       Acquiring Fund, each a series
Old Mutual Funds I               of Touchstone Strategic Trust

Old Mutual Analytic Fund      Touchstone Dynamic Equity Fund
   Class A                           Class A
   Class C                           Class C
   Class Z                           Class Y
   Institutional Class               Institutional Class

Old Mutual Asset Allocation    Touchstone Balanced Allocation
                               Fund
Balanced Portfolio
   Class A                        Class A
   Class C                        Class C
   Class Z                        Class Y
   Institutional Class      Institutional Class

Old Mutual Asset Allocation   Touchstone Conservative
Conservative Portfolio          Allocation Fund
   Class A                         Class A
   Class C                         Class C
   Class Z                         Class Y
   Institutional Class       Institutional Class

Old Mutual Asset Allocation    Touchstone Growth Allocation
Growth Portfolio                  Fund
   Class A                         Class A
   Class C                        Class C
   Class Z                        Class Y
   Institutional Class           Institutional Class


Old Mutual Asset Allocation      Touchstone Moderate Growth
Moderate Growth Portfolio           Allocation Fund
   Class A                             Class A
   Class C                             Class C
   Class Z                             Class Y
   Institutional Class            Institutional Class

Acquired Fund, Each a series    Acquired Fund, each a series of
Of Mutual Funds I                 Touchstone Strategic Trust

Old Mutual International      Touchstone International
Equity Fund                         Equity Fund
   Class A                           Class A
   Class Z                           Class Y
   Institutional Class           Institutional Class

Old Mutual Copper Rock   Touchstone Emerging Growth
Emerging Growth Fund                 Fund
   Class A                      Class A
   Class Z                      Class Y
   Institutional Class      Institutional Class